Exhibit 99.1

Contact: Leah Stearns

Senior Vice President, Treasurer and Investor Relations

Telephone: (617) 375-7500

AMERICAN TOWER CORPORATION CLOSES AIRTEL TRANSACTION

Boston, Massachusetts – July 1, 2015:  American Tower Corporation (NYSE: AMT) today announced that it has closed its previously announced acquisition of approximately 4,700 communications sites in Nigeria from Bharti Airtel Limited, through Bharti Airtel Limited’s subsidiary company, Bharti Airtel International (Netherlands) BV.

About American Tower

American Tower, one of the largest global REITs, is a leading independent owner, operator and developer of communications real estate with a portfolio of approximately 96,000 communications sites. For more information about American Tower, please visit www.americantower.com.

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